Exhibit 99.1

Kush Bottles Announces Senior Leadership Changes

Ben Wu to step down as Chief Operating Officer; Jim McCormick to take on COO role in addition to CFO responsibilities

Santa Ana, California – January 12, 2017 – Kush Bottles (OTCQB: KSHB), a leading provider of packaging, supplies, vaporizers, accessories and branding solutions for the regulated cannabis industry, announced today that Ben Wu, who has served as Chief Operating Officer since 2014, will step down effective today, January 12th, 2018.  Mr. Wu will continue to support the Company as an independent consultant for a minimum of six months focusing his efforts towards ongoing projects. As a result, Mr. Jim McCormick will assume the role of Chief Operating Officer in addition to continuing to serve in his current capacity as Chief Financial Officer.

“I would like to thank Ben for all his contributions to Kush Bottles, which have helped to grow the Company into the cannabis industry’s leading supplier of packaging, supplies and other ancillary products, and I wish him all the best for the future,” commented Nicholas Kovacevich, Chief Executive Officer of Kush Bottles. “Jim is more than qualified to take over the COO responsibilities having previously been general manager leading multi-market operations in the tobacco industry.  He has made a significant positive impact on the organization during his short tenure with the Company leveraging his experience and business acumen.   As we enter 2018, we look forward to leveraging this platform and continuing to build shareholder value.”

Jim McCormick, Chief Financial Officer and Chief Operating Officer, commented, “Since joining Kush Bottles last year, I have been extremely impressed with the professionalism and efficiency with which the Company is run. Kush Bottles has invested significantly in facilities, technology, and systems to support its development, and is implementing a multi-faceted growth strategy to drive sales and build value for shareholders through a combination of organic growth and M&A activity. I remain excited about the significant growth opportunities ahead of us at this exciting stage of the Company’s development.”

To be added to the distribution list please email ir@kushbottles.com with “Kush” in the subject line.

About Kush Bottles, Inc.

Kush Bottles, Inc. is a dynamic sales platform that provides unique products and services for both businesses and consumers in the cannabis industry. Founded in 2010 as a packaging and supplies company for dispensaries and growers, Kush Bottles has sold more than 100 million units and now regularly services more than 4,000 legally operated medical and adult-use dispensaries, growers, and producers across North America, South America, and Europe. The company has facilities in the three largest U.S. cannabis markets and a local sales presence in every major U.S. cannabis market.

Kush Bottles aims to be the gold standard for responsible and compliant products and services in the cannabis industry. Kush Bottles has no direct involvement with the cannabis plant or any products that contain THC.

The company has been featured in media nationwide, including CNBC, Los Angeles Times, TheStreet.com, Entrepreneur, and business magazine Inc.

For more information, visit www.kushbottles.com or call (888)-920-5874.

Forward-Looking Statements

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent our current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect our opinions only as of the date of this release. Please keep in mind that we are not obligating ourselves to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as: “potential,” “look forward,” “believe,” “dedicated,” “building,” or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are often discussed in filings we make with the United States Securities and Exchange Commission (SEC), available at: www.sec.gov, and on our website, at: www.kushbottles.com.

Investor Contact:
Elizabeth Barker / Phil Carlson
KCSA Strategic Communications
212-896-1203 / 212-896-1233
ir@kushbottles.com

PR Contact:
Anne Donohoe
KCSA Strategic Communications
212-896-1265
adonohoe@kcsa.com